UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        February 22, 2008

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
333-116897	22-3754018
(Commission File Number)	(I.R.S. Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA	55121
(Address of principal executive offices)	(Zip Code)

(651) 994-8608
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2008, Buffets Holdings, Inc. (the “Company”) received final approval from the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of the Secured Super-Priority Debtor in Possession Credit Agreement (the “DIP Credit Agreement”) among the Company, Buffets, Inc. (“Buffets”), the lenders named therein, and Credit Suisse as Administrative Agent and Collateral Agent. The DIP Credit Agreement consists of an $85 million new money facility and $200 million of borrowings under the Company’s pre-petition credit facility (the “Pre-Petition Credit Facility”) that was rolled into the DIP Credit Agreement. The Company originally received interim approval for the DIP Credit Agreement from the Bankruptcy Court on January 23, 2008. In connection with obtaining final approval and as a result of negotiations with its unsecured creditors, the Company entered into the First Amendment (the “First Amendment”) to the DIP Credit Agreement on February 22, 2008, which among other things, decreased the amount of borrowings outstanding under the the Pre-Petition Credit Facility rolled into the DIP Credit Agreement from $300 million to $200 million.

For additional information, see the press release dated February 25, 2008, attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1

First Amendment, dated as of February 22, 2008, to the Secured Super-Priority Debtor In Possession Credit Agreement, dated as of January 22, 2008, among Buffets, Inc., Buffets Holdings, Inc., the Lenders named herein and Credit Suisse, as Administrative Agent and Collateral Agent.

99.1	Press Release dated February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 26, 2008

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.
Name: R. Michael Andrews, Jr. Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1

First Amendment, dated as of February 22, 2008, to the Secured Super-Priority Debtor In Possession Credit Agreement, dated as of January 22, 2008, among Buffets, Inc., Buffets Holdings, Inc., the Lenders named herein and Credit Suisse, as Administrative Agent and Collateral Agent.

99.1	Press Release dated February 25, 2008.